UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

CSP Inc.

(Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

000-10843	04-2441294
(Commission File Number)	(IRS Employer Identification No.)

175 Cabot Street - Suite 210, Lowell, MA	01854
(Address of principal executive offices)	(Zip Code)

(978) 954-5038

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSPI	Nasdaq Global Market

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2024, the Board of Directors of CSP Inc. (the “Company”) approved an amendment to the Company’s Articles of Organization to increase the total number of its authorized shares of Common Stock, par value $0.01, from 7,500,000 shares to 9,753,900 shares (the “Amendment”). No shareholder approval was required under the Massachusetts Business Corporation Act (“MBCA”) with respect to the Amendment. The Amendment became effective upon filing with the Secretary of the Commonwealth of the Commonwealth of Massachusetts on February 21, 2024. The foregoing description is qualified in its entirety by reference to the Articles of Amendment to the Articles of Organization of CSP Inc., as filed as Exhibit 3.1 to this Report.

Item 8.01 Other Events.

On February 21, 2024, the Company issued a press release announcing that its Board of Directors has approved and declared a two-for-one stock split to be effected in the form of a 100% stock dividend. The stock dividend will be payable on March 20, 2024 to shareholders of record as of the close of business on March 6, 2024. A copy of the press release announcing the payment and record dates is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

3.1Articles of Amendment to the Articles of Organization of CSP Inc.

99.1Press Release of CSP, Inc. dated February 21, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2024 CSP INC.

By:  /s/Gary W. Levine

Name: Gary W. Levine

Title: Chief Financial Officer